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                                                                       EXHIBIT 5

                     [Letterhead of Conyers Dill & Pearman]

                                                                20 November 2001

IPC Holdings, Ltd.
American International Building
29 Richmond Road
Pembroke
Bermuda

Dear Sirs

IPC HOLDINGS, LTD. (THE "COMPANY")

We have acted as special legal counsel in Bermuda to the Company in connection with the Registration Statement on Form S-3 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed with the U.S. Securities and Exchange Commission (the "Commission") on 20 November 2001 relating to the registration under the U.S. Securities Act of 1933, as amended, of common shares, par value US$0.01 per share representing $510,772,500 in maximum aggregate offering price (the "Common Shares").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 20 November 2001, copies of minutes of a meeting of the board of directors of the Company held on 19 November 2001 (the "Minutes") and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended,
(e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purpose set out above and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

      1. The Company is duly incorporated and validly existing under the laws of Bermuda.

      2. When issued and paid for as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

      3. The statements set forth under the captions "Certain Tax
         Considerations -- Taxation of the Company and IPC Re -- Bermuda" and "Certain Tax Considerations -- Taxation of Shareholders -- Bermuda Taxation", to the extent that they constitute statements of Bermuda law, are accurate in all material respects.
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We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and the reference to our firm under the sections headed "Enforceability of Civil Liabilities under United States Federal Securities Law," "Legal Matters" and "Certain Tax Considerations" in the Registration Statement. In giving this opinion we do not admit that we are in the category of persons whose consent is required under section 7 of the United States Securities Act of 1933.

Yours faithfully
CONYERS DILL & PEARMAN